Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on form S-3 of our report dated February 13, 1998 except as to Note 13 which is as of March 25, 1998, which appears on page 19 of Semiconductor Laser International Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 27, 1998